Exhibit 23.2
                                           Consent of PricewaterhouseCoopers LLP

                        CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of DA Consulting Group, Inc., on Form S-8 (File No. 333-71987) of our report dated March 19, 2001 on our audits of the consolidated financial statements of DA Consulting Group, Inc. and subsidiaries as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers  LLP

Houston, Texas
April 15, 2002


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